Exhibit 99

TI reports Q4 2019 and 2019 financial results and shareholder returns
Conference call on TI website at 3:30 p.m. Central time today
www.ti.com/ir
DALLAS (January 22, 2020) – Texas Instruments Incorporated (TI) (Nasdaq: TXN) today reported fourth quarter revenue of $3.35 billion, net income of $1.07 billion and earnings per share of $1.12. Earnings per share include a 1-cent benefit for items that were not in the company’s original guidance.
Regarding the company’s performance and returns to shareholders, Rich Templeton, TI’s chairman, president and CEO, made the following comments:
•“Revenue decreased 10% from the same quarter a year ago as most markets showed signs of stabilizing.
•“In our core businesses, Analog revenue declined 5% and Embedded Processing declined 20% from the same quarter a year ago.
•“Our cash flow from operations of $6.6 billion for the year again underscored the strength of our business model. Free cash flow for the year was $5.8 billion and 40% of revenue. This reflects the quality of our product portfolio, as well as the efficiency of our manufacturing strategy, including the benefit of 300-millimeter Analog production.
•“We returned $6.0 billion to owners in 2019 through stock repurchases and dividends. For the year, our dividends represented 52% of free cash flow, underscoring their sustainability. Together, our stock repurchases and dividends reflect our continued commitment to return all free cash flow to our owners.
•“TI’s first quarter outlook is for revenue in the range of $3.12 billion to $3.38 billion, and earnings per share between $0.96 and $1.14, which includes an estimated $20 million discrete tax benefit. We continue to expect our 2020 annual operating tax rate to be about 15%.”

Free cash flow, a non-GAAP financial measure, is cash flow from operations less capital expenditures.
Earnings summary
Amounts are in millions of dollars, except per-share amounts.

	Q4 2019	Q4 2018	Change
Revenue	$3,350	$3,717	(10)%
Operating profit	$1,249	$1,516	(18)%
Net income	$1,070	$1,239	(14)%
Earnings per share	$1.12	$1.27	(12)%
Cash generation
Amounts are in millions of dollars.

		Trailing 12 Months
	Q4 2019	Q4 2019	Q4 2018	Change
Cash flow from operations	$1,754	$6,649	$7,189	(8)%
Capital expenditures	$163	$847	$1,131	(25)%
Free cash flow	$1,591	$5,802	$6,058	(4)%
Free cash flow % of revenue		40.3%	38.4%
Cash return
Amounts are in millions of dollars.

		Trailing 12 Months
	Q4 2019	Q4 2019	Q4 2018	Change
Dividends paid	$841	$3,008	$2,555	18%
Stock repurchases	$489	$2,960	$5,100	(42)%
Total cash returned	$1,330	$5,968	$7,655	(22)%

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Income
(Millions of dollars, except share and per-share amounts)

	For Three Months Ended December 31,		For Years Ended December 31,
	2019	2018	2019	2018
Revenue	$3,350	$3,717	$14,383	$15,784
Cost of revenue (COR)	1,253	1,310	5,219	5,507
Gross profit	2,097	2,407	9,164	10,277
Research and development (R&D)	386	400	1,544	1,559
Selling, general and administrative (SG&A)	412	414	1,645	1,684
Acquisition charges	50	79	288	318
Restructuring charges/other	—	(2)	(36)	3
Operating profit	1,249	1,516	5,723	6,713
Other income (expense), net (OI&E)	53	23	175	98
Interest and debt expense	45	36	170	125
Income before income taxes	1,257	1,503	5,728	6,686
Provision for income taxes	187	264	711	1,106
Net income	$1,070	$1,239	$5,017	$5,580

Diluted earnings per common share	$1.12	$1.27	$5.24	$5.59

Average shares outstanding (millions):
Basic	933	953	936	970
Diluted	948	970	952	990

Cash dividends declared per common share	$.90	$.77	$3.21	$2.63

Supplemental Information

Provision for income taxes is based on the following:

Operating taxes (calculated using the estimated annual effective tax rate)	$188	$277	$903	$1,304
Discrete tax items	(1)	(13)	(192)	(198)
Provision for income taxes (effective taxes)	$187	$264	$711	$1,106

Effective tax rate	15%	18%	12%	17%

Our annual operating tax rate, which does not include discrete tax items, was 16% compared with 20% in the prior year.

A portion of net income is allocated to unvested restricted stock units (RSUs) on which we pay dividend equivalents. Diluted EPS is calculated using the following:

Net income	$1,070	$1,239	$5,017	$5,580
Income allocated to RSUs	(6)	(8)	(31)	(42)
Income allocated to common stock for diluted EPS	$1,064	$1,231	$4,986	$5,538

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
Consolidated Balance Sheets
(Millions of dollars, except share amounts)

	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$2,437	$2,438
Short-term investments	2,950	1,795
Accounts receivable, net of allowances of ($8) and ($19)	1,074	1,207
Raw materials	176	181
Work in process	916	1,070
Finished goods	909	966
Inventories	2,001	2,217
Prepaid expenses and other current assets	299	440
Total current assets	8,761	8,097
Property, plant and equipment at cost	5,740	5,425
Accumulated depreciation	(2,437)	(2,242)
Property, plant and equipment	3,303	3,183
Long-term investments	300	251
Goodwill	4,362	4,362
Acquisition-related intangibles	340	628
Deferred tax assets	197	295
Capitalized software licenses	69	89
Overfunded retirement plans	218	92
Other long-term assets	468	140
Total assets	$18,018	$17,137

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$500	$749
Accounts payable	388	478
Accrued compensation	714	724
Income taxes payable	46	103
Accrued expenses and other liabilities	475	420
Total current liabilities	2,123	2,474
Long-term debt	5,303	4,319
Underfunded retirement plans	93	118
Deferred tax liabilities	78	42
Other long-term liabilities	1,514	1,190
Total liabilities	9,111	8,143
Stockholders’ equity:
Preferred stock, $25 par value. Authorized – 10,000,000 shares
Participating cumulative preferred – None issued	—	—
Common stock, $1 par value. Authorized – 2,400,000,000 shares
Shares issued – 1,740,815,939	1,741	1,741
Paid-in capital	2,110	1,950
Retained earnings	39,898	37,906
Treasury common stock at cost
Shares: 2019 – 808,784,381; 2018 – 795,665,646	(34,495)	(32,130)
Accumulated other comprehensive income (loss), net of taxes (AOCI)	(347)	(473)
Total stockholders’ equity	8,907	8,994
Total liabilities and stockholders’ equity	$18,018	$17,137

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Millions of dollars)

	For Three Months Ended		For Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Cash flows from operating activities
Net income	$1,070	$1,239	$5,017	$5,580
Adjustments to net income:
Depreciation	186	158	708	590
Amortization of acquisition-related intangibles	50	79	288	318
Amortization of capitalized software	14	12	54	46
Stock compensation	41	42	217	232
Gains on sales of assets	—	(3)	(23)	(3)
Deferred taxes	50	(23)	81	(105)
Increase (decrease) from changes in:
Accounts receivable	268	378	133	71
Inventories	39	(101)	216	(282)
Prepaid expenses and other current assets	(20)	101	265	669
Accounts payable and accrued expenses	(29)	(13)	(93)	(7)
Accrued compensation	100	105	(15)	(7)
Income taxes payable	7	147	(193)	158
Changes in funded status of retirement plans	3	10	29	36
Other	(25)	14	(35)	(107)
Cash flows from operating activities	1,754	2,145	6,649	7,189

Cash flows from investing activities
Capital expenditures	(163)	(323)	(847)	(1,131)
Proceeds from asset sales	—	9	30	9
Purchases of short-term investments	(2,070)	(333)	(3,444)	(5,641)
Proceeds from short-term investments	305	2,163	2,309	6,708
Other	7	(11)	32	(23)
Cash flows from investing activities	(1,921)	1,505	(1,920)	(78)

Cash flows from financing activities
Proceeds from issuance of long-term debt	—	—	1,491	1,500
Repayment of debt	—	—	(750)	(500)
Dividends paid	(841)	(736)	(3,008)	(2,555)
Stock repurchases	(489)	(2,009)	(2,960)	(5,100)
Proceeds from common stock transactions	48	38	539	373
Other	(7)	(7)	(42)	(47)
Cash flows from financing activities	(1,289)	(2,714)	(4,730)	(6,329)

Net change in cash and cash equivalents	(1,456)	936	(1)	782
Cash and cash equivalents at beginning of period	3,893	1,502	2,438	1,656
Cash and cash equivalents at end of period	$2,437	$2,438	$2,437	$2,438

Quarterly segment results
Amounts are in millions of dollars.

	Q4 2019	Q4 2018	Change
Analog:
Revenue	$2,497	$2,638	(5)%
Operating profit	$1,050	$1,233	(15)%
Embedded Processing:
Revenue	$633	$791	(20)%
Operating profit	$160	$234	(32)%
Other:
Revenue	$220	$288	(24)%
Operating profit*	$39	$49	(20)%
* Includes acquisition charges and restructuring charges/other.
Compared with the year-ago quarter:
Analog: (includes Power, Signal Chain and High Volume)
•Revenue decreased in Signal Chain, High Volume and Power.
•Operating profit decreased primarily due to lower revenue and associated gross profit.
Embedded Processing: (includes Connected Microcontrollers and Processors)
•Revenue decreased primarily due to Processors. Connected Microcontrollers also declined.
•Operating profit decreased due to lower revenue and associated gross profit.
Other: (includes DLP® products, calculators and custom ASIC products)
•Revenue decreased $68 million, and operating profit decreased $10 million.

Annual segment results
Amounts are in millions of dollars.

	2019	2018	Change
Analog:
Revenue	$10,223	$10,801	(5)%
Operating profit	$4,477	$5,109	(12)%
Embedded Processing:
Revenue	$2,943	$3,554	(17)%
Operating profit	$907	$1,205	(25)%
Other:
Revenue	$1,217	$1,429	(15)%
Operating profit*	$339	$399	(15)%
* Includes acquisition charges and restructuring charges/other.
Compared with the prior year:
Analog:
•Revenue decreased in Power, High Volume and Signal Chain.
•Operating profit decreased primarily due to lower revenue and associated gross profit.
Embedded Processing:
•Revenue decreased in both product lines.
•Operating profit decreased due to lower revenue and associated gross profit.
Other:
•Revenue decreased $212 million, and operating profit decreased $60 million.

Non-GAAP financial information
This release includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow was calculated by subtracting capital expenditures from the most directly comparable GAAP measure, cash flows from operating activities (also referred to as cash flow from operations).
We believe that free cash flow and the associated ratios provide insight into our liquidity, our cash-generating capability and the amount of cash potentially available to return to shareholders, as well as insight into our financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.
Reconciliation to the most directly comparable GAAP measures is provided in the table below.
Amounts are in millions of dollars.

	For Years Ended
	December 31,
	2019	2018	Change
Cash flow from operations (GAAP)	$6,649	$7,189	(8)%
Capital expenditures	(847)	(1,131)
Free cash flow (non-GAAP)	$5,802	$6,058	(4)%

Revenue	$14,383	$15,784

Cash flow from operations as a percentage of revenue (GAAP)	46.2%	45.5%
Free cash flow as a percentage of revenue (non-GAAP)	40.3%	38.4%
This release also includes references to an annual operating tax rate, a non-GAAP term we use to describe the estimated annual effective tax rate, a GAAP measure that by definition does not include discrete tax items. We believe the term annual operating tax rate helps differentiate from the effective tax rate, which includes discrete tax items.

Notice regarding forward-looking statements
This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe TI’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.
We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or our management:
•Market demand for semiconductors, particularly in our end markets;
•Our ability to compete in products and prices in an intensely competitive industry;
•Customer demand that differs from forecasts and the financial impact of inadequate or excess company inventory that results from demand that differs from projections;
•Economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security risks; global trade policies; political and social instability; health conditions; possible disruptions in transportation, communications and information technology networks; and fluctuations in foreign currency exchange rates;
•Evolving cybersecurity threats to our information technology systems or those of our customers or suppliers;
•Natural events such as severe weather, geological events or health epidemics in the locations in which we, our customers or our suppliers operate;
•Our ability to develop, manufacture and market innovative products in a rapidly changing technological environment;
•Timely implementation of new manufacturing technologies and installation of manufacturing equipment, and the ability to obtain needed third-party foundry and assembly/test subcontract services;
•Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•Product liability or warranty claims, claims based on epidemic or delivery failure, or other claims relating to our products, manufacturing, services, design or communications, or recalls by our customers for a product containing one of our parts;
•Compliance with or changes in the complex laws, rules and regulations to which we are or may become subject, or actions of enforcement authorities, that restrict our ability to manufacture or ship our products or operate our business, or subject us to fines, penalties or other legal liability;
•Changes in tax law and accounting standards that can impact the tax rate applicable to us, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits, increases in tariff rates, and the ability to realize deferred tax assets;
•A loss suffered by one of our customers or distributors with respect to TI-consigned inventory;
•Financial difficulties of our distributors or their promotion of competing product lines to our detriment, or the unexpected loss of significant distributors;
•Losses or curtailments of purchases from key customers or the timing and amount of distributor and other customer inventory adjustments;
•Our ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry and despite changes in the regulatory environment;
•Our ability to maintain and enforce a strong intellectual property portfolio and maintain freedom of operation in all jurisdictions where we conduct business; or our exposure to infringement claims;
•Instability in the global credit and financial markets that affects our ability to fund our daily operations, invest in the business, make strategic acquisitions, or make principal and interest payments on our debt;
•Increases in health care and pension benefit costs;
•Our ability to recruit and retain skilled engineering, management and technical personnel, and effectively manage key employee succession;
•Our ability to successfully integrate and realize opportunities for growth from acquisitions, or our ability to realize our expectations regarding the amount and timing of restructuring charges and associated cost savings; and
•Impairments of our non-financial assets.

For a more detailed discussion of these factors, see the Risk factors discussion in Item 1A of TI’s most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. If we do update any forward-looking statement, you should not infer that we will make additional updates with respect to that statement or any other forward-looking statement.

About Texas Instruments
From connected cars and intelligent homes to self-monitoring health devices and automated factories, Texas Instruments Incorporated (TI) (Nasdaq: TXN) products are at work in virtually every type of electronic system. With operations in more than 30 countries, we engineer, manufacture, test and sell analog and embedded semiconductor chips. Our employees, about 30,000 worldwide, are driven by core values of integrity, innovation and commitment, and work every day to shape the future of technology. Learn more at www.TI.com.

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